UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2014

Saul Centers, Inc.
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(Exact name of registrant as specified in its charter)

Maryland	1-12254	52-1833074
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(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7501 Wisconsin Avenue, Suite 1500, Bethesda, Maryland	20814-6522
____________________________________________________________	______________________________
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code
(301) 986-6200

Not Applicable
__________________________________________________________________________________________________________
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2014, Thomas H. McCormick tendered his resignation from the Board of Directors of Saul Centers, Inc. (the “Company”) and each of its committees, effective as of April 11, 2014, to pursue other interests. He will remain a consultant to the Company through May 15, 2014. In addition, Mr. McCormick notified the Company’s Chairman of the Board that he intends to resign as the Company’s President and Chief Operating Officer on April 11, 2014. Mr. McCormick’s resignation was not in connection with any disagreement with the Company about any matter.

The Board of Directors is evaluating an appropriate replacement. In the interim, the Chief Executive Officer and the Executive Vice-President-Real Estate will manage the day to day operations of the Company.

Mr. McCormick will receive aggregate severance payments totaling $1,075,250, payable on regular payroll dates over the next two years. On March 25, 2014, the Company entered into a Separation Agreement with Mr. McCormick pursuant to which he will receive the severance payments in exchange for a release and certain post-employment restrictions and obligations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAUL CENTERS, INC.
By:    /s/ Scott V. Schneider
Name:    Scott V. Schneider
Title:    Senior Vice President and Chief Financial Officer

Dated: March 27, 2014